                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                          Piedmont Bancorp, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                             Piedmont Bancorp, Inc.
                            260 South Churton Street
                       Hillsborough, North Carolina 27278
                                 (919) 732-2143

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on November 26, 1996.

     NOTICE IS HEREBY GIVEN that the annual meeting (the "Meeting") of the stockholders of Piedmont Bancorp, Inc. (the "Company") will be held on November 26, 1996 at 6:00 p.m., Eastern Time, at the offices of the Company at 260 South Churton Street, Hillsborough, North Carolina 27278.

     The Meeting is for the purpose of considering and voting upon the following matters:

     1. To elect (a) three persons who will serve as directors of the Company until the 1997 Annual Meeting of Stockholders or until their successors are duly elected and qualify, (b) three persons who will serve as directors of the Company until the 1998 Annual Meeting of Stockholders or until their successors are duly elected and qualify, and (c) three persons who will serve as directors of the Company until the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualify;

     2. To ratify the selection of KPMG Peat Marwick LLP as the independent auditor for the Bank for the fiscal year ending June 30, 1997;

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Meeting.

     The Board of Directors has established October 17, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company.


                                       By Order of the Board of Directors



                                       Peggy S. Walker
                                       Secretary
Hillsborough, North Carolina
October 28, 1996


A form of proxy is enclosed to enable you to vote your shares at the Meeting. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                             Piedmont Bancorp, Inc.

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               November 26, 1996


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES


General

          This Proxy Statement is being furnished to stockholders of Piedmont Bancorp, Inc. (the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors") of proxies to be used at an annual meeting of stockholders (the "Meeting") to be held on November 26, 1996, at 6:00 p.m., Eastern Time, at the offices of the Company at 260 South Churton Street, Hillsborough, North Carolina, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on October 28, 1996. The Company's office is located at 260 South Churton Street, Hillsborough, North Carolina, 27278, and its telephone number is
(919) 732-2143.

          Other than the matters listed on the attached Notice of 1996 Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented thereby in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

Revocability of Proxy

          A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Meeting.

Solicitation

          The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited personally or by telephone by directors, officers, and regular employees of the Company and its wholly-owned savings bank subsidiary, Hillsborough Savings Bank, Inc., SSB (the "Bank"), without additional compensation therefor. The Company will also request persons, firms, and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners and will reimburse such holders, upon request, for their reasonable out-of-pocket expenses in doing so.

Voting Securities and Vote Required for Approval

          Regardless of the number of shares of the Company's common stock (the "Common Stock") owned, it is important that stockholders be represented by proxy or be present in person at the Meeting. Stockholders are requested to vote by completing the enclosed form of proxy and returning it signed and dated in the enclosed postage-paid envelope. Any stockholder may vote for, against, or withhold authority to vote with respect to any matter to come before the Meeting. If the enclosed proxy is properly completed, signed, dated, and returned, and not revoked, it will be voted in accordance with the instructions therein. If a proxy is returned and no instructions are given, the proxy will be voted FOR Proposals 1 and 2. If instructions are given with respect to one
         ---
but not both proposals, (i) such instructions as are given will be followed and
(ii) the proxy will  be voted FOR the remaining proposal.
                              ---

          The securities which may be voted at the Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Meeting. The close of business on October 17, 1996, has been fixed by the Board of Directors as the record date ("Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 2,750,800.

          The presence, in person or by proxy, of the holders of at least the majority of the total number of shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Since many of our stockholders cannot attend the Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient stockholders present, in person or by proxy, to constitute a quorum or to approve any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

          A nominee need only receive a plurality of the votes cast in the election of directors in order to be elected. As a result, those persons nominated who receive the largest number of votes in each class will be elected as directors. Accordingly, shares not voted for any reason respecting any one or more nominees will not be counted as votes against such nominees.

          The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote, is required to constitute stockholder approval of the issues presented for a vote.

          Abstentions will be counted for purposes of determining whether a quorum is present at the Meeting. Abstentions will not be counted in tabulating the votes cast on any proposal submitted to the stockholders.

          Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by one or more inspectors of election designated by the Board of Directors.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person who acquires the beneficial ownership of more than five percent of the Common Stock of the Company notify the Securities Exchange Commission (the "SEC") and the Company. Following is certain information, as of the Record Date, regarding all persons or groups, as defined in the Exchange Act, who are known to the Company to own beneficially more than five percent of the Company's Common Stock.


                                                Amount and       Percentage
                                                Nature of            of
Name and Address                           Beneficial Ownership   Class/1/
-----------------------------------------  --------------------  -----------

Hillsborough Savings Bank, Inc., SSB             211,600/2/         7.69%
Employee Stock Ownership Plan and Trust
Post Office Box 1000
Hillsborough, North Carolina  27278

------------------------------
/1/Based upon a total of 2,750,800 shares of Common Stock outstanding at the Record Date
/2/The trustees for the plan, M. Marion Clark, Alfred L. Carr and William Larry Rogers, share voting and investment power over all such shares.

          Set forth below is certain information, as of the Record Date, regarding those shares of Common Stock owned beneficially by each of the members of the Board of Directors of the Company, each of the members of the Board of Directors of the Bank, each of the executive officers of the Company and the Bank, and the directors and executive officers of the Company and the Bank as a group.

                                           Amount and Nature        Percentage
Name and Address                     of Beneficial Ownership/1,2/  of Class/3/
----------------                     ----------------------------  ------------

M. Marion Clark                               17,325/4,5/              0.63%
Chairman of Board of Directors of
 the Bank and Company
P.O. Box 185
Hillsborough, NC  27278

Robert B. Nichols, Jr.                        15,434/5,6/              0.56%
Vice Chairman of Board of Directors
  of the Bank and Company
4304 NC 86 North
Hillsborough, NC  27278

Alfred L. Carr                                 6,534/5,7/              0.24%
Director of the Bank and Company
P.O. Box 435
Hillsborough, NC  27278

Everett H. Kennedy                            24,534/5/                0.89%
Director of the Bank and Company
120 South Churton St.
Hillsborough, NC  27278

Donald W. Pope                                9,534/5/                 0.35%
Director of the Bank and Company
7201 Efland-Cedar Grove Rd.
Cedar Grove, NC  27231

James P. Ray                                 31,122/5,8/               1.13%
Director of the Bank and Company
P.O. Box 759
Hillsborough, NC  27278

William Larry Rogers                         20,413/5,9/               0.74%
Director of the Bank and Company
5500 Corbett Ridge Rd.
Mebane, NC  27302-8512

D. Tyson Clayton                             38,805/10/                1.41%
Director of Bank and Company and
 President of Bank and Company
318 Crawford Rd.
Hillsborough, NC  27278



                                          Amount and Nature        Percentage
Name and Address                    of Beneficial Ownership/1,2/  of Class/3/
----------------                    ----------------------------  ------------

Peggy S. Walker                               25,784/11/              0.94%
Director of Bank and Company,
  Secretary of Company, and
  Executive Vice President and
  Secretary of Bank
3626 NC 57
Hillsborough, NC  27278

Directors and Executive Officers             215,904                  7.85%
 as a Group (11 Persons)

--------------------------------------------------------------------------------

/1/  Voting and investment power is not shared unless otherwise indicated.
/2/ Unless otherwise noted, all shares directly of record by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.
/3/ Based upon a total of 2,750,800 shares of Common Stock outstanding at the Record Date.
/4/ Includes 2,620 shares held indirectly by spouse for which Mr. Clark disclaims beneficial ownership. The number stated does not include 208,500 unallocated and 3,100 allocated shares held by the Bank's Employee Stock Ownership Plan. Mr. Clark, Alfred L. Carr and William Larry Rogers are trustees of such plan and share certain voting and investment power over such shares.
/5/ Includes 4,534 shares of restricted stock awarded under the Management Recognition Plan on August 29, 1996.
/6/ Includes 2,500 shares held by spouse for which Mr. Nichols shares voting and investment power.
/7/ The number stated does not include 208,500 unallocated and 3,100 allocated shares held by the Bank's Employee Stock Ownership Plan. Mr. Carr, M. Marion Clark and William Larry Rogers are trustees of such plan and share certain voting and investment power over such shares.
/8/ Includes 6,157 shares held by spouse for which Mr. Ray shares voting and investment power.
/9/ Includes 300 shares of Common Stock owned by Mr. Rogers' daughter for which Mr. Rogers disclaims beneficial ownership and 3,011 shares held by spouse for which Mr. Rogers shares voting and investment power. The number stated does not include 208,500 unallocated and 3,100 allocated shares held by the Bank's Employee Stock Ownership Plan. Mr. Rogers, Alfred L. Carr and M. Marion Clark are trustees of such plan and share certain voting and investment power over such shares.
/10/ Includes 1,306 shares held by spouse for which Mr. Clayton shares voting and investment power. Includes 12,445 shares of restricted stock awarded under the Management Recognition Plan on August 29, 1996.
/11/ Includes 11,048 shares of restricted stock awarded under the Management
     Recognition Plan on August 29, 1996.


           COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT OF 1934

          Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended June 30, 1996, all but three of its executive officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements. Mr. Clark, Mr. Clayton and Mr. Rogers have filed a late Form 5, for the fiscal year ended June 30, 1996, reflecting purchases of common stock made through individual retirement account dividend reinvestments. Mr. Clark failed to timely report one such transaction and Mr. Clayton and Mr. Rogers each failed to report two such transactions.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS


          The Articles of Incorporation of the Bank provide that the number of directors of the Bank shall not be less than five nor more than fifteen. The exact number of directors shall be fixed or changed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at nine members.

          So long as the total number of directors is nine or more, the directors shall be divided into three classes, as nearly equal as possible in number as may be to serve in the first instance for terms of one, two and three years, respectively, from the date such class of directors takes office or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify. As a result, there are three classes of directors to be elected at the Meeting--for one, two and three year terms. Thereafter, the successors in each class of directors shall be elected for terms of three years each, or until their earlier death, resignation, retirement, removal, or disqualification or until their successors shall be elected and shall qualify.

          The Board of Directors has nominated the nine persons named below for election as directors to serve for the terms specified or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify. Any other persons nominated must be nominated for either a one, two or three year term.

          The persons named in the accompanying form of proxy intend to vote any shares of Common Stock represented by valid proxies received by them to elect the nine nominees listed below as directors for the terms specified, unless authority to vote is withheld or such proxies are revoked. Each of the nominees for election is currently a member of the Board of Directors. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxyholders will vote to elect in his stead such other person as the present Board of Directors may recommend. The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office. In order to be elected as a director, a nominee need only receive a plurality of the votes cast. Votes will be separately cast and tabulated for persons nominated in each of the three classes of directors for the terms specified. As a result, those three nominees for terms expiring at the 1997 Annual Meeting who receive the largest number of votes will be elected as directors for that term; those three nominees for terms expiring at the 1998 Annual Meeting who receive the largest number of votes will be elected for that term and those three nominees for terms expiring at the 1999 Annual Meeting who receive the largest number of votes will be elected for that term. Accordingly, shares not voted for any reason respecting any one or more nominees will not be counted as votes against such nominees. No stockholder has the right to cumulatively vote his or her shares in the election of directors.

          The Board of Directors recommends a vote FOR all of the following
                                                   ---
nominees for election as directors.

          The following table sets forth as to each nominee, his name, age, principal occupation during the last five years, the term for which he has been nominated, and the year he was first elected as a director.


                                             Principal Occupation     Director
                                Age on              During           of the Bank
Name                         June 30, 1996      Last Five Years         Since
----                         -------------  -----------------------  -----------

Class I - Term Ending as
 of 1997 Annual Meeting
    Everett H. Kennedy            66        Retired, formerly            1962
                                            owner and operator of
                                            Kennedy's Realty

   William L. Rogers              52        Farmer                       1981

   Peggy S. Walker                58        Executive Vice               1991
                                            President and
                                            Secretary of the Bank

Class II - Term Ending as
 of 1998 Annual Meeting

   M. Marion Clark                72        Retired, formerly            1961
                                            managing officer of
                                            the Bank

   Alfred L. Carr                 68        Retired, formerly            1972
                                            owner and operator of
                                            Carr's Supermarket

   Donald W. Pope                 59        Farmer, owner of             1989
                                            Pope's Tire Service

Class III - Term Ending as
 of 1999 Annual Meeting

   Robert B. Nichols              68        Retired, formerly a          1961
                                            farmer

   James P. Ray                   55        Owner and operator of        1982
                                            Occoneechee Golf Club,
                                            Inc.

   D. Tyson Clayton               58        President of the Bank        1990



Board of Directors of the Bank

          The Bank currently has a nine-member board of directors which is composed of the same persons who are now directors of the Company.

Board Meetings and Committees

          The Company's Board of Directors met nine times in the fiscal year ended June 30, 1996. The Bank's board of directors has regular meetings twice each month, and held 27 regular and special meetings in the fiscal year ended June 30, 1996. The Company's Board of Directors has also established one standing committee--an Audit Committee. No director attended fewer than 75% of the total number of Company or Bank board meetings, and committee meetings of the Company's Board of Directors on which he served, during the year ended June 30, 1996.

          The Company's Audit Committee is composed of directors Kennedy, Pope and Carr. This committee is responsible for retaining internal and independent auditors, overseeing the adequacy of internal control, insuring compliance with the Company's policies and procedures and with generally accepted accounting principles. During the fiscal year ended June 30, 1996, the Audit Committee met one time.

          In addition, the full Board of Directors acts as a nominating committee each year prior to the annual meeting of stockholders to nominate persons for election to the Board of Directors. The Company's Bylaws provide that, in order to be eligible for consideration at the annual meeting of stockholders, all nominations of directors, other than those made by the Company's Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

          The Bank's board of directors has appointed five other standing committees to which certain responsibilities have been delegated--the Loan Committee, the Community Reinvestment Act Committee, the Personnel Committee, the Environmental Committee and the Business Plan Committee. The Board of Directors and the Bank's board of directors appoint other committees of its members to perform certain more limited functions from time to time and have appointed committees to administer the various employee and director benefit plans which have been established by the Company and the Bank.

Director Compensation

          Board Fees. Members of the Board of Directors receive no fees or compensation for serving on the Board of Directors of the Company. However, all members of the Company's Board of Directors are also directors of the Bank. During fiscal year 1996, each member of the Bank's board of directors received directors' fees of $900 per month, and an additional fee of $450 for each special meeting attended. In addition, all non-employee directors who serve on the Bank's Audit Committee received $25 per hour for their service. In addition to his Bank board fees, M. Marion Clark, Chairman of the Bank's and Company's Board of Directors, was paid $9,360 for his services to the Bank, including his services as a member of the Bank's Loan Committee.

          Deferred Compensation Agreements. The Bank has entered into deferred compensation agreements with several of its directors. Under such arrangements, the directors waived immediate receipt of their directors' fees for various periods of time in exchange for the Bank's agreement to pay to the directors amounts over a specified period of time upon the directors reaching an age set forth in the agreement. Benefits are also payable to a director or to his designated beneficiary upon the director's death (either before or after normal deferred payments have begun) or upon termination of service as a director. The Bank has purchased life insurance policies of which it is the beneficiary in order to fund the deferred compensation benefits. The total expense related to the deferred compensation arrangements was approximately $89,000 in the fiscal year ending June 30, 1996.

          Stock Option Plan. On June 11, 1996, the stockholders of the Company approved the Piedmont Bancorp, Inc. Stock Option Plan (the "Stock Option Plan"). To date, no options to purchase shares of the Common Stock have been granted under the Stock Option Plan. The Company anticipates that 264,500 options to purchase shares of the Common Stock will be granted under the Stock Option Plan sometime during the fiscal year ending June 30, 1997.

          The Stock Option Plan will be administered by a committee of the Company's Board of Directors (the "Stock Option Plan Committee"). No cash consideration will be paid for the options. In lieu of issuing reserved unissued shares upon the exercise of options, the Company may elect to purchase shares in the open market to fund exercises of options. The exercise price may be paid in cash or by delivery of shares of Common Stock with a market value equal to the exercise price.

          The options would have an option exercise price of not less than the fair market value of the Common Stock on the date of grant. However, the Stock Option Plan provides for the proportionate adjustment of the option exercise price in the event of the declaration of a special dividend or a return of capital in an amount per share which exceeds 10% of the market value of a share of Common Stock as of the date of declaration, unless such adjustment is prohibited by applicable regulatory requirements. The Board of Directors has made no decision about whether any special dividend will be paid or return of capital will be made. No representation is made concerning whether any such payments will be made. Although the Board of Directors has made no decision about the payment of a special dividend or a return of capital, the Board of Directors intends to consider such payments in the future.

          Options granted under the Stock Option Plan will have a term of ten years, will not be transferable except upon death and will continue to be exercisable upon retirement. Such options will vest at the rate of 20% on the first anniversary of the effective date of the establishment of the Stock Option Plan and 20% on each subsequent anniversary date, so that the options would be completely vested at the end of five years after the date of the grant. Full vesting would occur upon death or disability.

          The Stock Option Plan cannot be terminated upon an acquisition or merger of the Company or the Bank unless the acquiror provides for an equivalent benefit for all then current option holders. The Stock Option Plan may be amended by the Board of Directors of the Company at any time. However, stockholder approval of certain amendments may be necessary in order for the Stock Option Plan to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act. Certain Stock Option Plan provisions, including the number of options to be initially granted, may not be amended more than once every six months, except under very limited circumstances.

          All directors, officers and employees of the Company and the Bank are eligible for participation in the Stock Option Plan. The Stock Option Plan Committee, in its sole discretion, will determine those who may participate after taking into consideration the nature of services rendered, the contribution to the success of the Company and the Bank made and to be made by the employee or director, and such other factors as the Stock Option Plan Committee deems relevant. All options authorized under the Stock Option Plan will be allocated pursuant to the plan. Therefore, only forfeited options would be subject to allocation later, unless the Stock Option Plan is amended. At this time, approximately 38 directors, officers, and employees of the Company and the Bank would be eligible to participate under the Stock Option Plan.

          Management Recognition Plan. On June 11, 1996, the stockholders of the Company approved the Hillsborough Savings Bank, Inc., SSB Management Recognition Plan (the "MRP"). Effective August 29, 1996, restricted stock awards of 105,800 shares of the Common Stock were made to 38 directors, officers and employees of the Bank.

          The MRP serves as a means of providing the directors, officers, and employees with an ownership interest in the Company in a manner designed to encourage such persons to continue their service to the Company and the Bank and to provide performance incentives. The MRP is administered by a committee of the Bank's Board of Directors (the "MRP Committee"). All directors, officers, and employees of the Company and the Bank are eligible for participation in the MRP. Except with regard to the initial awards made on August 29, 1996, the MRP Committee, in its sole discretion, will determine who will participate in the MRP. All shares authorized under the MRP have been allocated pursuant to the plan. Therefore, only forfeited shares would be subject to allocation later, unless the plan is amended. At this time, 38 directors, officers, and employees are eligible to participate in the MRP.

          The shares awarded under the MRP were issued from authorized but unissued shares of Common Stock. Shares issued under the MRP were issued at no cost to recipients.

          Recipients are entitled to vote MRP shares and receive all dividends and cash distributions with respect thereto. The shares granted vest at a rate of 20% on the first anniversary of the effective date of the award of shares under the MRP, and 20% on each subsequent anniversary date, so that the shares would be completely vested at the end of five years after the date of award. Awards of Common Stock under the MRP would immediately vest upon the disability or death of a recipient. The MRP cannot be terminated upon an acquisition or merger of the Company or the Bank unless the acquiror provides for an equivalent benefit for all then current MRP participants. The awards are not forfeitable upon vesting.

          The MRP may be amended by the Board of Directors of the Bank at any time. However, stockholder approval of certain amendments may be necessary in order for the MRP to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act. Certain MRP provisions, including the number of shares of Common Stock to be awarded initially, may not be amended more than once every six months, except under very limited circumstances.

Executive Officers

          The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank or both.

                                               Positions and
                                                Occupations        Employed By
                             Age on          During Last Five    the Bank or the
Name                      June 30, 1996            Years          Company Since
----                      -------------     -------------------  ---------------

D. Tyson Clayton               58           President of the           1972
                                            Company and the
                                            Bank

Peggy S. Walker                58           Secretary of the           1961
                                            Company and Bank
                                            Executive Vice
                                            President and
                                            Secretary;
                                            Personnel and
                                            Operations
                                            Manager;
                                            previously Vice
                                            President

Robert L. Pearson              51           Vice President of          1983
                                            the Bank

Gina B. Riggins                34           Treasurer of the           1989
                                            Company and Bank
                                            Vice President and
                                            Treasurer

Management Compensation

          Summary Compensation Table. The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company are also executive officers of the Bank and receive cash compensation from the Bank. The following table shows, for the fiscal year ending June 30, 1996, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for that year, to (i) the Chief Executive Officer of the Bank and (ii) all other executive officers of the Bank whose cash compensation exceeded $100,000 in fiscal 1996 (there were none), for services in all capacities.


                                        Other Annual
      Name and                          Compensation   All Other
Principal Position    Salary   Bonus        ($)/1/    Compensation
--------------------  -------  -------  ------------  ------------
D. Tyson Clayton,     $91,905  $10,000  $     ---       $20,484/2/
 President and
 Director

---------------------------

/1/ Perquisites on other personal benefits, securities, or property for the fiscal year ended June 30, 1996, did not exceed the lesser of $50,000 or 10% of total salary and bonus as reported for Mr. Clayton.

/2/ Includes (a) directors' fees of $12,150; (b) $692 contributed to the Bank's defined contribution retirement plan for Mr. Clayton during fiscal 1996;
     (c) $2,958 contributed to the Bank's 401(k) retirement plan for Mr. Clayton during fiscal 1996; and (d) $4,684 contributed to the Bank's ESOP for Mr. Clayton during fiscal 1996.

          Bonus Compensation. For many years, the Bank has paid bonuses to its employees in amounts determined in the discretion of the Board of Directors. The Bank anticipates that discretionary bonuses will continue to be paid to its employees in the future.

          Retirement Plan. Until July 31, 1995, the Bank maintained a defined contribution, money purchase pension plan for the benefit of all of its employees. Under the plan, the Bank contributed an amount equal to 10% of each participant's compensation during the plan year. For purposes of the plan, compensation means a participant's basic rate of annual compensation for the current calendar year, including commissions, overtime pay, bonuses and other extra compensation. The total amount contributed by the Bank to this retirement plan during fiscal 1996 was approximately $9,000.

          As a result of the establishment of the ESOP, this defined contribution retirement plan was terminated effective July 31, 1995 and the plan assets were distributed to the plan participants.

          401(k) Profit Sharing Plan. The Bank has established a contributory savings plan for its employees, which meets the requirements of section 401(k) of the Code. All employees who have completed one year of service may elect to contribute a percentage of their compensation to the plan each year, subject to certain maximums imposed by federal law. The Bank will match 50% of each participant's contribution, up to a maximum employer contribution of 3% of the participant's compensation. For purposes of the 401(k) plan, compensation means a participant's total compensation received from the employer.

          Participants are fully vested in amounts they contribute to the plan. Participants are fully vested in amounts contributed to the plan on their behalf by the Bank as employer matching contributions and as profit sharing contributions after seven years of service as follows: one year, 0%; two years, 0%; three years, 20%; four years, 40%; five years, 60%; six years, 80%; seven or more years, 100%.

          Benefits under the plan are payable in the event of the participant's retirement, death, disability or termination of employment. Normal retirement age under the plan is 65 years of age. The total amount contributed by the Bank to the 401(k) plan during fiscal 1996 was approximately $16,000.

          Other Benefits. The Bank provides its employees with group medical, dental, life and disability insurance benefits. Employees are also provided with vacation, holiday and sick leave.

          Employment Agreements. The Bank has entered into employment agreements with D. Tyson Clayton, President, Peggy S. Walker, Executive Vice President and Secretary, Robert L. Pearson, Vice President and Gina B. Riggins, Vice President, Treasurer and Controller. The agreements provide for initial annual base salaries of $92,250, $68,350, $53,325 and $37,500, respectively.
The agreements provide for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, following a performance evaluation of the employee, the agreement may be extended for an additional year so that the remaining term shall be three years unless written notice of non-renewal is given by the Board of Directors. The agreements also provide that base salary shall be reviewed by the Board of Directors not less often than annually. In the event of a change in control (as defined below), the employee's base salary shall be increased by at least 6% annually. In addition, the employment agreements provide for profitability and discretionary bonuses and participation in all other pension, profit-sharing or retirement plans maintained by the Bank or by the Company for employees of the Bank, as well as fringe benefits normally associated with such employee's office. The employment agreements provide that they may be terminated by the Bank for cause, as defined in the agreement, and that they may otherwise be terminated by the Bank (subject to vested rights) or by the employee. Ms. Riggins' agreement allows her to work a reduced number of hours.

          All of the employment agreements provide that the nature of the employee's compensation, duties or benefits cannot be diminished following a change in control of the Bank or the Company. For purposes of the employment agreement, a change in control generally will occur if (i) after the effective date of the employment agreement, any

"person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election of a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or
(iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to, or are acquired by, any other entity or group.

          Severance Plan. The Bank has adopted a Severance Plan for the benefit of its employees. The Severance Plan provides that in the event there is a "change in control" of the Bank or the Company (as defined in the Severance
Plan) and (i) the Bank or any successor of the Bank terminates the employment of any full time employee of the Bank in connection with, or within 24 months after the change in control, other than for "cause" (as defined in the Severance
Plan), or (ii) an employee terminates his or her employment with the Bank or any successor following a decrease in the level of such employee's annual base salary rate or a transfer of such employee to a location outside of Orange County, North Carolina within 24 months after a change in control, the employee shall be entitled to a severance benefit equal to the greater of (a) an amount equal to two weeks' salary at the employee's existing salary rate multiplied times the employee's number of complete years of service as the Bank's employee or (b) the amount of one month's salary at the employee's salary rate at the time of termination, subject to a maximum payment equal to two times an employee's annual salary. Officers of the Bank who, at the time of a "change in control," are parties to employment agreements having a remaining term of more than two years are not covered by the Severance Plan.

          Employee Stock Ownership Plan. The Bank has established an Employee Stock Ownership Plan (the "ESOP") for its eligible employees. Employees with one year of service with the Bank are eligible to participate. The ESOP borrowed funds from the Company and used the funds to purchase 8% of the shares of Common Stock issued in connection with the Bank's conversion from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Conversion"), or 211,600 shares.

          Collateral for the Company's loan to the ESOP is the Common Stock purchased by the ESOP. It is expected that the loan will be repaid within 15 years principally from the Bank's discretionary contributions to the ESOP. Dividends, if any, paid on shares held by the ESOP may also be used to reduce the loan. The loan is not guaranteed by the Bank. Shares purchased by the ESOP and pledged as security for the loan are held in a suspense account for allocation among participants as the loan is repaid.

          Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of relative compensation in the year of allocation. Benefits will vest in full upon five years of service with credit given for years of service prior to the Conversion. Benefits are payable upon death or disability. On December 31, 1995, the Bank made a $40,000 contribution to the ESOP which resulted in the allocation of 3,100 shares of Common Stock to the ESOP participants.

          The Bank has established a committee of the Board of Directors to administer the ESOP. The Trustees for the ESOP are M. Marion Clark, Alfred L. Carr and William Larry Rogers. The ESOP committee may instruct the trustees regarding investment of funds contributed to the ESOP. Participating employees shall instruct the trustees as to the voting of all shares allocated to their respective accounts and held in the ESOP. The unallocated shares held in the suspense account, and all allocated shares for which voting instructions are not received, will be voted by the trustees in their discretion subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

          Stock Option Plan and Management Recognition Plan. See "Director Compensation--Stock Option Plan" and "--Management Recognition Plan" for a discussion of the executive officers' benefits under those plans.

          Compensation Committee Interlocks and Insider Participation. The Personnel Committee of the Bank's board of directors serves the role of the compensation committee. The Personnel Committee determines the compensation of the executive officers and the Bank's other employees. During the fiscal year ended June 30, 1996, the Personnel Committee consisted of directors Carr, Nichols, Ray and Rogers.

          Report of Compensation Committee on Executive Compensation. It is the responsibility of the Bank's Personnel Committee to review and evaluate performance of the Bank's executive officers. The salary of each executive officer, including Mr. Clayton, the Chief Executive Officer, is determined based upon the executive officer's contributions to the Bank's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day to day operations. In addition, the executive officers of the Bank are eligible to receive discretionary bonuses based on profit--as are all other employees -- declared by the Bank's board of directors based upon after-tax net income of the Bank.

                                 Alfred L. Carr
                                 Robert B. Nichols, Jr.
                                 James P. Ray
                                 William Larry Rogers

Performance Graph

          The following graph compares the Company's cumulative shareholder return on the Common Stock with a AMEX (U.S. companies) index and with a savings institution peer group whose stock is quoted on AMEX. The graph was prepared using data through June 28, 1996.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             Performance Graph for
                             Piedmont Bancorp, Inc.


Prepared by the Center for Research in Security Prices
Produced on 10/08/96 including data to 06/28/96


   Date          Company Index        Market Index       Peer Index
----------       -------------        ------------       ----------

 12/08/95              100.000             100.000          100.000
 12/29/95               98.039             102.232           99.360
 01/31/96               95.098             102.233          106.994
 02/29/96              100.000             103.901          110.988
 03/29/96              104.737             104.905          110.480
 04/30/96              106.713             108.534          108.599
 05/31/96              104.737             112.046          107.000
 06/28/96              104.697             105.877          108.059



                                     LEGEND


                CRSP Total
                Returns
Symbol          Index for:              12/08/95  12/29/95  03/29/96  06/28/96
------          -----------             --------  --------  --------  --------
______           Piedmont Bancorp,         100.0      98.0     104.7     104.7
                   Inc.
 ... ___ .       AMEX Stock Market (US      100.0     102.2     104.9     105.9
                Companies)
---------       AMEX Stocks (SIC           100.0      99.4     110.5     108.1
                6030-6039 US Companies)
                Savings Institutions

Notes:
        A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
        B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
        C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
        D.  The index level for all series was set to $100.0 on 12/08/95.

Certain Indebtedness and Transactions of Management

          The Bank makes loans to executive officers and directors of the Bank in the ordinary course of its business. These loans are made on the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Applicable regulations prohibit the Bank from making loans to executive officers and directors of the Bank on terms more favorable than could be obtained by persons not affiliated with the Bank. The Bank's policy concerning loans to executive officers and directors complies with such regulations.

          Prior to 1991, as an employee benefit, the Bank made loans to its employees, directors and officers at interest rates 1% below rates offered to the general public. Pursuant to that policy, in 1985 the Bank made an adjustable rate mortgage loan to Peggy S. Walker, a director and executive officer, at an interest rate which floats at 1% below the adjusted market rate. The largest amount outstanding under this loan since July 1, 1994 was $74,585 and the amount outstanding on June 30, 1996 was $65,963.



                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR


          KPMG Peat Marwick LLP was the Company's independent auditor for the year ended June 30, 1996 and has been selected as the Company's independent auditor for the year ending June 30, 1997. Such selection is being submitted to the Company's stockholders for ratification. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

          The Board of Directors recommends that the stockholders vote FOR
                                                                       ---
ratification of the selection of KPMG Peat Marwick LLP as independent auditor for the Company for the 1997 fiscal year.



                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

          It is presently anticipated that the 1997 Annual Meeting of Stockholders will be held on or about November 12, 1997. In order for stockholder proposals to be included in the proxy material for that meeting, such proposals must be received by the Secretary of the Company at the Company's principal executive office not later than July 16, 1997, and meet all other applicable requirements for inclusion therein.

                                 OTHER MATTERS

          Management knows of no other matters to be presented for consideration at the Meeting or any adjournments thereof. If any other matters shall properly come before the Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

                                 MISCELLANEOUS

          The Annual Report of the Company for the year ended June 30, 1996, which includes financial statements audited and reported upon by the Company's independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be deemed a part of this Proxy Statement or a solicitation of proxies.

          THE FORM 10-K/A FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE UPON WRITTEN REQUEST DIRECTED TO: PIEDMONT BANCORP, INC., POST OFFICE BOX 1000, 260 SOUTH CHURTON STREET, HILLSBOROUGH, NORTH CAROLINA 27278, ATTENTION: D. TYSON CLAYTON.



                                 By Order of the Board of Directors



                                 Peggy S. Walker
                                 Secretary

Hillsborough, North Carolina
October 28, 1996

[X] PLEASE MARK VOTES           REVOCABLE PROXY                    ++++
    AS IN THIS EXAMPLE       PIEDMONT BANCORP, INC.                   +
                                                                      +

                        ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 26, 1996
                                   6:00 p.m.

    The undersigned hereby appoints the official proxy committee consisting of all the members of the Board of Directors of Piedmont Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the offices of the Company, 260 South Churton Street, Hillsborough, North Carolina, on November 26, 1995, at 6:00 p.m. and at any and all adjournments thereof, as follows:




                                       ----------------------------
Please be sure to sign and date       Date
 this Proxy in the box below.
-------------------------------------------------------------------


---Stockholder sign above--------Co-holder (if any) sign above------


                                                    With-    For All
                                            For     hold     Except
1. The approval of the election of the      [_]     [_]       [_]
   following named directors:

(a) Everett H. Kennedy, William L. Rogers and Peggy S. Walker who will serve as directors of the Company until the 1997 Annual Meeting of Stockholders or until their successors are duly elected and qualify.

(b) M. Marion Clark, Alfred L. Carr and Donald W. Pope who will serve as directors of the Company until the 1998 Annual Meeting of Stockholders or until their successors are duly elected and qualify, and

(c) Robert B. Nichols, James P. Ray and D. Tyson Clayton who will serve as directors of the Company until the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualify.

INSTRUCTION: To withhold authority to vote for any individual nominee mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
                                               For     Against     Abstain
2. The ratification of KPMG Peat
   Marwick LLP as the independent              [_]       [_]         [_]
   auditors of the Company for the year
   ending June 30, 1997.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND ---------------------- [_] THE ANNUAL MEETING.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. If no instructions are given, the proxy will be voted for the nominees for
                                                         ---
election to the Board of Directors named in this Revocable Proxy and for the
                                                                      ---
ratification of the selection of KPMG Peat Marwick LLP as the Independent auditors for the Company for the 1997 fiscal year. If instructions are given with respect to one but not both proposals, such instructions as are given will be followed and the proxy will be voted for the proposal on which no
                                        ---
instructions are given.
+                                                                             +
-------------------------------------------------------------------------------
  Detach above card, sign, date and mail in postage paid envelope provided.

                            PIEDMONT BANCORP, INC.

-------------------------------------------------------------------------------
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
   The above signed acknowledges receipt from the Company, prior to the execution of this Proxy of a Notice of Annual Meeting and a Proxy Statement dated October 28, 1996.
   Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
-------------------------------------------------------------------------------